Exhibit 10.2

AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made August 22, 2011, by and between Valassis Communications, Inc. (the “Corporation”) and Robert A. Mason (the “Executive”).

WHEREAS, the Corporation and the Executive entered into that certain Employment Agreement effective as of January 1, 2011 as amended on January 6, 2003, January 28, 2004, January 1, 2005, February 12, 2007, December 31, 2009, June 15, 2010 and February 17, 2011 (collectively, the “Employment Agreement”);

WHEREAS, the Corporation and the Executive desire to further amend the Employment Agreement as provided herein.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is acknowledged, the parties hereto agree as follows:

1. Section 1(b) of the Employment Agreement shall be amended to read in its entirety as follows:

“The Employment Period shall commence as of January 1, 2002 (the “Effective Date”) and shall continue until the close of business on December 31, 2014.”

2. Section 2(a) of the Employment Agreement shall be amended to add the following: “Commencing on January 1, 2012, the Executive shall serve as the Chief Executive Officer.”

3. The first sentence of Section 3(a) shall be amended to read as follows:

“Effective January 1, 2012, the Executive’s Annual Base Salary (“Annual Base Salary”), payable on a bi-weekly basis, shall be at the annual rate of not less than $600,000.”

4. Section 3(b) of the Employment Agreement shall be amended to add the following to the end of this section:

“Commencing on January 1, 2012, the Executive shall be paid by the Corporation a cash bonus under the Valassis Communications, Inc. 2008 Senior Executives Semi-Annual Bonus Plan of up to 100% of the Annual Base Salary in accordance with the targets set by the Board and the Compensation/Stock Option Committee of the Corporation (the “Committee”). Such bonus shall be paid promptly after the end of the applicable six-month period ended June 30 or December 31 when the Committee has determined that applicable targets have been met but in no event later than 60 days after each June 30 and December 31. The Executive shall also be entitled to participate in any programs of the Corporation enabling employees to apply all or part of any bonus to the purchase of the Corporation’s stock and receive matching grants.”

5. All other terms of the Employment Agreement shall remain in full force and effect.

6. This instrument, together with the Employment Agreement, contains the entire agreement of the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Executive and the Corporation have caused this Agreement to be executed as of the day and year first written above.

VALASSIS COMMUNICATIONS, INC.

By:	/s/ Todd L. Wiseley
Name: Todd L. Wiseley, Esq.
Title: Secretary

/s/ Robert A. Mason
Robert A. Mason